Exhibit 5.1

March 17, 2023

Avangrid, Inc. 180 Marsh Hill Road Orange, Connecticut 06477

Ladies and Gentlemen:

We have acted as New York counsel to Avangrid, Inc., a corporation organized under the laws of New York (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3ASR (the “Registration Statement”) on the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it may be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) one or more series of debt securities of the Company, which may be convertible into or exchangeable for Common Stock of the Company (the “Debt Securities”), (iii) warrants to purchase Common Stock or Debt Securities (the “Warrants”), (iv) contracts for the purchase or sale of securities, currencies or commodities of the Company (“Purchase Contracts”) and (v) units of the Company consisting of one or more of the securities described in clauses (i) through (iv) above (the “Units” and, collectively with the Common Stock, Debt Securities, Warrants and Purchase Contracts, the “Securities”), in each case as contemplated by the Company’s Registration Statement to which this opinion is filed as an exhibit (as the same may be amended from time to time). The Securities that are being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any Prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Securities.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Base Prospectus;

Avangrid, Inc. March 17, 2023

(c)

a copy of the Restated Certificate of Incorporation (the “Certificate of Incorporation”, dated December 16, 2015 filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on December 18, 2015);

(d)	a copy of the Amended and Restated By-laws of the Company, effective June 22, 2017, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q with the Commission on August 1, 2017;

(e)	a copy of the resolutions adopted by the Company’s board of directors (the “Board”) on February 16, 2023; and

(f)	the form indenture pursuant to which the Debt Securities are to be issued (the “Indenture”), to be filed as Exhibit 4.1 to the Registration Statement.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto will have become effective and, will comply with all applicable laws (and will remain effective and in compliance at the time of issuance or resale of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Certificate of Incorporation and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement including the applicable Prospectus, and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times when the Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws

Avangrid, Inc. March 17, 2023

or regulations or any agreement or other instrument binding upon the Company; and (vii) any Indenture, form of note under such Indenture, form of Warrant, Warrant Agreement, Purchase Contract Agreement or Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Common Stock, we have further assumed that the Common Stock will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) the Indenture will have been authorized, executed and delivered by the Company and the entity selected by the Company to act as the trustee (the “Trustee”), (ii) the Debt Securities will be issued pursuant to the Indenture, (iii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions thereof and reflected in appropriate documentation approved by appropriate corporate action and, if applicable, executed and delivered by the Company and authenticated by the Trustee, (iv) an appropriate Form T-1 with respect to the Trustee will have been properly filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (v) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement and (vi) if the Debt Securities are convertible into Common Stock of the Company, (x) such Common Stock of the Company will be authorized by appropriate corporate action, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Common Stock of the Company will be executed, countersigned by the transfer agent therefor and delivered by the Company upon such conversion, in accordance with the terms of such Debt Securities.

With respect to any Securities consisting of any series of Warrants, we have further assumed that: (i) the warrant agreement, approved by appropriate corporate action, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed, authenticated, issued and delivered by the Company and the Warrant Agent in accordance with the provisions of the form of Warrant, the Warrant Agreement and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by appropriate corporate action, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Purchase Contract Agent and (ii) the Purchase Contracts will be authorized, executed, authenticated, issued and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement and applicable law and sold as contemplated in the Registration Statement.

Avangrid, Inc. March 17, 2023

With respect to any Securities consisting of Units, we have further assumed that: (i) the unit agreement, approved by appropriate corporate action, relating to the Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by the Company and the Unit Agent and (ii) the Units and each component of the Units will be authorized, executed, authenticated, issued and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement including the applicable Prospectus and the Unit Agreement.

With respect to any Securities issuable upon exercise, exchange or conversion of other Securities, in addition to the above assumptions as applicable, we have further assumed that such Securities issuable upon such exercise, exchange or conversion will be presented for exercise, exchange or conversion in accordance with the terms thereof and authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company upon such exercise, exchange or conversion in accordance with the terms thereof.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.

The Common Stock (including Common Stock issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Company.

2.

The Debt Securities (including Debt Securities issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law) and if the Debt Securities are convertible into Common Stock or other securities of the Company, the Common Stock or other securities of the Company issuable upon conversion of the Debt Securities will be validly issued, fully paid and non-assessable shares of common stock of the Company.

Avangrid, Inc. March 17, 2023

3.

The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

4.

The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

5.

The Units, upon receipt by the Company of such lawful consideration thereof as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

The opinions expressed above are limited to questions arising under the law of the State of New York. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

Avangrid, Inc. March 17, 2023

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Securities appearing under the caption “Legal Matters” in the Base Prospectus forming part of the Registration Statement or any Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

JRV/JYC/CM